GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS
- Revenues Grew 59% Over Prior-Year Period to $23.1 Million -
- Net Income Increased 94% Over Prior-Year Period to $7.3 Million -
- Adjusted EBITDA Rose 86% Over Prior-Year Period to $9.5 Million -
- Total Written Premiums Placed Increased 45% Over Prior-Year Period -
- Total Operating Franchises Grew 47% Over Prior-Year Period -

WESTLAKE, TEXAS – May 2, 2019 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing, independent, technology-driven personal lines insurance agency, today announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Revenue grew organically 59% from the prior-year period to $23.1 million.

•	Net income attributable to Goosehead Insurance, Inc. of $2.5 million, or $0.17 per basic share and $0.16 per diluted share.

•	Adjusted EBITDA* rose 86% from the prior-year period to $9.5 million.

•	Total written premiums placed increased 45% from the prior-year period to $146.9 million.

•	Policies in force grew 45% to 365,000 as of March 31, 2019, compared to 252,000 as of March 31, 2018.

•	Corporate sales headcount of 184 was up 52% year-over-year.

•	Total operating franchises increased 47% compared to the prior-year period to 501.

•	Adjusted EPS* of $0.18 per share.

•	Declared a special cash dividend of $0.41 per share of common stock.
*Adjusted EPS, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income and basic earnings per share to Adjusted EPS, the most directly comparable financial measures presented in accordance with GAAP are set forth in the reconciliation table accompanying this release.

“During the first quarter of 2019 we continued to demonstrate the strength and sustainability of our business and our growth strategy, as evidenced by organic revenue growth of 59% over the prior-year period,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “Our ongoing investments in quality control produced highly profitable business for our carrier partners which, in turn, facilitated strong contingent commission results for us. We are also proud that we delivered Adjusted EBITDA margin for the quarter of 41%, a strong increase from the prior-year period even while continuing to invest broadly in our business and absorbing over 350 basis points of public company costs during the quarter.”

“Additionally, we maintained our 88% client retention rate and our world-class service delivery pushed our Net Promoter Score higher again to 90,” continued Mr. Jones. “With our successful first full year as a public company now behind us, our unique business model and capabilities continue to enhance our position to drive sustained and elevated levels of productivity, growth, and margin expansion over the long term.”

First Quarter 2019 Results
For the first quarter of 2019, revenues were $23.1 million, a 59% increase from $14.6 million in the prior-year period, driven primarily by higher commissions, agency fees, franchise royalty fees generated by renewal business and contingent commissions received.

Total written premiums placed in the first quarter of 2019 grew 45% to $146.9 million from $100.9 million in the prior-year period. Total operating expenses for the first quarter of 2019 were $14.4 million, up from $9.8 million in the prior-year period, primarily due to larger employee compensation and benefit expenses related to continued investment in corporate agent and franchise sales headcount and the number of operating franchises, significant investments in technology, as well as higher general and administrative expenses, including new public company costs.

Net income for the first quarter of 2019 was $7.3 million, a 94% increase compared to net income of $3.8 million in the prior-year period. Net income attributable to Goosehead Insurance, Inc. for the first quarter of 2019 was $2.5 million, or $0.17 per basic share and $0.16 per diluted share. Adjusted EPS for the first quarter of 2019, which excludes equity-based compensation, was $0.18 per share.

Total Adjusted EBITDA rose 86% from the prior year period to $9.5 million for the first quarter of 2019. Total Adjusted EBITDA margin was 41%, compared to 35% in the prior-year period, primarily due to growth in higher-margin renewal revenue in both the Corporate and Franchise channels and higher contingent commissions received, partially offset by planned additional employee compensation and benefits from accelerated hiring, increased number of operating franchises, significant investments in technology, and higher general and administrative expenses related to public company costs.

Corporate Channel
Revenues generated through the Corporate Channel in the first quarter of 2019 were $12.0 million, a 52% increase from $7.9 million in the prior-year period. The revenue growth was primarily driven by increased contingent commissions received, new business due to a 52% increase in Corporate sales agent headcount, as well as higher renewal revenue related to the growth in the number of policies in the renewal term over the past year.

The Company had total corporate sales agent headcount of 184 at March 31, 2019, a 52% increase from 121 as of March 31, 2018. In concert with investing for future growth, the Company is continuing to recruit aggressively in 2019.

Adjusted EBITDA for the Corporate Channel segment in the first quarter of 2019 was $4.7 million, a 140% increase from the prior-year period, primarily due to an increase in higher-margin renewal revenue, higher new business revenue aided by investments in hiring additional corporate agents and an increase in contingent commissions received, partially offset by higher employee compensation and benefits as a result of additional hiring and investments in technology.

Adjusted EBITDA margin for the Corporate Channel for the first quarter of 2019 expanded 1,500 basis points to 40%, compared to 25% in the prior-year period, primarily due to the growth in renewal revenues and contingent commissions received. The growth in Adjusted EBITDA margin was partially offset by the Company’s continued investment in growth by significantly increasing corporate sales agent headcount, which resulted in higher employee compensation and benefits.

Franchise Channel
Revenues generated through the Franchise Channel in the first quarter of 2019 were $11.2 million, a 66% increase from $6.7 million in the prior-year period. The revenue growth was primarily driven by increased contingent commissions received, higher royalty fees due to an increase in the number of operating franchises, and greater royalty fees generated on renewal business versus new business.

As of March 31, 2019, the Company grew operating franchises 47% to 501, from 341 as of March 31, 2018.

Adjusted EBITDA for the Franchise Channel in the first quarter of 2019 rose 80% to $5.6 million, from $3.1 million in the prior-year period, driven by an increase in higher-margin renewal revenue, higher initial franchise fees, increased new business revenue from a larger franchise agency base, and increased contingent commissions received. Adjusted EBITDA margin for the Franchise Channel for the first quarter of 2019 expanded 400 basis points to 50%, compared to 46% in the prior-year period, due to the growth in higher-margin royalties related to policies in their renewal terms and increased contingent commissions received. The growth in Adjusted EBITDA and Adjusted EBITDA margin was partially offset by investments in franchise sales headcount and technology.

Liquidity and Capital Resources

As of March 31, 2019, the Company had cash and cash equivalents of $18.4 million, an unused line of credit of $2.6 million, a dividend payable of $15.0 million ($6.0 million of which was held by the transfer agent and is excluded from cash and cash equivalents), and outstanding notes payable of $48.0 million on its balance sheet.

2019 Outlook
The Company is maintaining its full-year 2019 outlook with respect to written premiums and revenue:

•	Total written premiums placed for 2019 of between $700 million and $725 million, representing organic growth of 38% on the low end of the range to 42% on the high end of the range.

•	Total revenues for 2019 of between $80 million and $85 million, representing organic growth of 33% on the low end of the range to 41% on the high end of the range.

The revenue outlook provided above assumes revenue is recognized under the accounting guidance provided by ASC 605. When the Company begins to report revenue under ASC 606 (ASU 2014-09) on the 2019 Annual Report on Form 10-K, it plans to provide a reconciliation to the current method of revenue recognition.

Conference Call Information
Goosehead will host a conference call and webcast today at 5:00 PM ET to discuss these results.
The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time. In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 80 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and over 695 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the caption “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Garrett Edson
ICR
Phone: (214) 838-5145
E-mail: IR@goosehead.com

Media Contact:
Ryan Langston
Goosehead Insurance
Phone: (469) 480-4630
E-mail: PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31
	2019	2018
Revenues:
Commissions and agency fees	$16,170	$9,596
Franchise revenues	6,828	4,910
Interest income	135	83
Total revenues	23,133	14,589
Operating Expenses:
Employee compensation and benefits	9,191	6,835
General and administrative expenses	4,430	2,374
Bad debts	401	280
Depreciation and amortization	423	337
Total operating expenses	14,445	9,826
Income from operations	8,688	4,763
Other Income (Expense):
Interest expense	(626)	(995)
Income before taxes	8,062	3,768
Tax expense	744	—
Net income	7,318	3,768
Less: net income attributable to non-controlling interests	4,846	3,768
Net income attributable to Goosehead Insurance, Inc.	$2,472	$—

Earnings per share:
Basic	$0.17	n/a
Diluted	$0.16	n/a
Weighted average shares of Class A common stock outstanding
Basic	14,211	n/a
Diluted	15,289	n/a

Dividends declared per share	$0.41	$—

Pro forma earnings per share:
Basic	n/a	$0.08
Diluted	n/a	$0.08

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31	December 31
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$18,417	$18,635
Restricted cash	352	376
Dividends held by transfer agent	5,962	—
Commissions and agency fees receivable, net	2,328	2,016
Receivable from franchisees, net	935	703
Prepaid expenses	1,276	1,109
Total current assets	29,270	22,839
Receivable from franchisees, net of current portion	2,351	2,048
Property and equipment, net of accumulated depreciation	8,435	7,575
Intangible assets, net of accumulated amortization	266	248
Deferred income taxes, net	7,950	1,958
Other assets	130	130
Total assets	$48,402	$34,798
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$3,753	$3,978
Premiums payable	352	376
Unearned revenue	332	530
Dividends payable	15,000	—
Deferred rent	487	428
Note payable	2,750	2,500
Total current liabilities	22,674	7,812
Deferred rent, net of current portion	5,474	4,548
Note payable, net of current portion	45,251	45,947
Liabilities under tax receivable agreement, net of current portion	6,854	1,694
Total liabilities	80,253	60,001
Commitments and contingencies (see note 7)
Class A common stock, $.01 par value per share - 300,000 shares authorized, 14,522 shares issued and outstanding as of March 31, 2019, 13,800 shares issued and outstanding as of December 31, 2018	145	138
Class B common stock, $.01 par value per share - 50,000 shares authorized, 21,763 issued and outstanding as of March 31,2019, 22,486 shares issued and outstanding as of December 31, 2018	217	224
Additional paid in capital	86,483	88,811
Accumulated deficit	(10,068)	(6,578)
Total stockholders' equity	76,777	82,595
Non-controlling interests	(108,628)	(107,798)
Total equity	(31,851)	(25,203)
Total liabilities and stockholders' equity	$48,402	$34,798

Goosehead Insurance, Inc.
Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS to Net Income
This release includes Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.

These non-GAAP financial measures are defined by the Company as follows:

•
"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.

•
"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

•
"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

	Three months ended March 31,
	2019	2018
Net income	$7,318	$3,768
Interest expense	626	995
Depreciation and amortization	423	337
Tax expense	744	—
Equity-based compensation	368	—
Adjusted EBITDA	$9,479	$5,100
Adjusted EBITDA Margin(1)	41%	35%

(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($9,479/$23,133) and ($5,100/$14,589) for the three months ended March 31, 2019 and 2018.
The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

Three months ended March 31, 2019
Earnings per share - basic (GAAP)	$0.17
Add: equity-based compensation(1)	0.01
Adjusted EPS (non-GAAP)	$0.18
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $368 thousand / (14.5 million + 21.8 million )]

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2019	December 31, 2018	March 31, 2018
Corporate sales agents < 1 year tenured	103	90	66
Corporate sales agents > 1 year tenured	81	77	55
Operating franchises < 1 year tenured (TX)	29	36	49
Operating franchises > 1 year tenured (TX)	175	166	149
Operating franchises < 1 year tenured (Non-TX)	178	168	105
Operating franchises > 1 year tenured (Non-TX)	119	87	38
Policies in Force (in thousands)	365	334	252
Client Retention	88%	88%	88%
Premium Retention	93%	94%	94%
QTD Written Premium Placed (in thousands)	$146,874	$135,119	$100,948
Net Promoter Score ("NPS")	90	89	87